UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

              Date of Report (date of earliest event reported): March 30, 2020

                           FLEXIBLE SOLUTIONS INTERNATIONAL INC.
                           -------------------------------------
                   (Exact name of Registrant as specified in its charter)

        Alberta                      001-31540                71 163 0889
----------------------------     -------------------     ---------------------
(State or other jurisdiction    (Commission File No.)        (Employer
of incorporation)                                        Identification No.)

                                  6001 54 Ave.
                         Taber, Alberta, Canada T1G 1X4
                   -----------------------------------------
          (Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code:    (250) 477-9969
                                                      ---------------

                                       N/A
                     -------------------------------------
          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

                                                    Name of Each Exchange
   Title of Each Class      Trading Symbol(s)       on Which Registered
   -------------------      -----------------       ----------------------
      Common Stock                FSi                  NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (ss.203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (ss.204.12b-2 of this chapter.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.02.  Results of Operations and Financial Condition

     On March 30, 2020, the Company issued a press release announcing it's 2019 year end results.

Item 8.01   Other Events

     On March 31, 2020 the Company held a conference call to discuss its financial results for the year ended December 31, 2019, as well as other information regarding the Company.

Item 9.01   Exhibits

Exhibit
Number      Description of Document

  99.1      March 30, 2020 Press Release

  99.2 Text of opening remarks by Dan O'Brien, March 31, 2020 conference call






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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  March 31, 2020
                                 FLEXIBLE SOLUTIONS INTERNATIONAL INC.



                                 By:  /s/ Daniel B. O'Brien
                                      ----------------------------------------
                                     Daniel B. O'Brien, President and Chief
                                        Executive  Officer









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






                                  EXHIBIT 99.1

                               FLEXIBLE SOLUTIONS

(a)   NEWS RELEASE
a     March 30, 2020

    (b) FSI ANNOUNCES Full Year, 2019 FINANCIAL RESULTS A Conference call is scheduled for Tuesday March 31st, 11:00am Eastern time, 8:00am Pacific Time
                    See dial in number and explanation below


VICTORIA, BRITISH COLUMBIA, March 30, 2020 - FLEXIBLE SOLUTIONS INTERNATIONAL, INC. (NYSE Amex: FSI, FRANKFURT: FXT), is the developer and manufacturer of biodegradable polymers for oil extraction, detergent ingredients and water treatment as well as crop nutrient availability chemistry. Flexible Solutions also manufactures biodegradable and environmentally safe water and energy conservation technologies. Today the Company announces financial results for full year ended December 31, 2019.

Mr. Daniel B. O'Brien, CEO, states, "2019 was a positive year for the Company. Our acquisition and investment performed well as did our core business." Mr. O'Brien continues, "The spread of Covid 19 through the world economy will cause unknown disruption to our operations in 2020."

     o Sales for the Full Year were $27,440,110, up approximately 54% when compared to sales of $17,829,518 in the corresponding period a year ago. The financials show a Full Year, 2019 net profit of $1,912,392, or $0.16 per share, compared to a net income of $2,490,268, or $0.21 per share, in Full Year, 2018. Note: the financials do not take into account potential tariff rebates that are currently being applied for. The tariffs were charged on product remanufactured and shipped in 2019. Also, 2018 net income includes a "Gain from involuntary disposition" of $1,714,261 from an insurance payout. The payout resulted from a fire at the Company's Taber, Alberta facility.

     o Basic weighted average shares used in computing earnings per share amounts were 11,945,636 and 11,630,136 for full year, 2019 and full year, 2018 respectively..

     o Non-GAAP operating cash flow: For the 12 months ending December 31, 2019, net income reflects $866,708 of non-cash charges (depreciation, stock option expenses), as well as gain (loss) on disposition (and involuntary disposition) of equipment, gain on investment, interest expense, interest income, write down of inventory, income tax, and Net income attributable to non-controlling interests. These are items not related to operating or current operating activities. When these items are removed, the financials show operating cash flow of $2,818,040, or $0.24 per share. This compares with operating cash flow of $1,922,473, or $0.17 per share in the corresponding 12 months of 2018 (see the table that follows for details of these calculations).

The NanoChem division continues to be the dominant source of revenue and cash flow for the Company. New opportunities continue to unfold in detergent, water treatment, oil field extraction and agricultural use to further increase sales in this division.

Conference call

A conference call has been scheduled for 11:00 am Eastern Time, 8:00 am Pacific Time, on Tuesday March 31st . CEO, Dan O'Brien will be presenting and answering questions on the conference call. To participate in this call please dial 1 888-207-0293 (or 1 334-323-9869) just prior to the scheduled call time. To join the call participants will be requested to give their name then enter the participant code 798944. The conference call title is "Full Year 2019 Financials,"

The above information and following table contain supplemental information regarding income and cash flow from operations for the period ended December 31, 2019. Adjustments to exclude depreciation, stock option expenses and one time charges are given. This financial information is a Non-GAAP financial measure as defined by SEC regulation G. The GAAP financial measure most directly comparable is net income. The reconciliation of each of the Non-GAAP financial measures is as follows:

                     FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
                      Consolidated Statement of Operations
              For 12 Months Ended December 31 (12 Months Operating Cash Flow)
                                   (Unaudited)
-------------------------------------------------------------------------------
                                                 12 months ended December 31
                                                    2019            2018
                                             ----------------------------------
Revenue                                                         $17,829,518
                                              $27,440,110
Income (loss) before income tax - GAAP        $ 2,314,621       $ 3,054,847 a
Provision for Income tax - net  - GAAP        $   (17,436)      $  (633,130)
Net income (loss)  - GAAP                     $ 2,490,268       $ 1,912,392 a
Net income (loss) per common share - basic.
  - GAAP                                      $      0.21       $      0.16 a
12 month weighted average shares used in
computing per share amounts - basic.-  GAAP    11,945,636        11,630,136

                                                12 month Operating Cash Flow
                                                    Ended December 31
                                             ---------------------------------
Operating Cash Flow (12 months). NON-GAAP  $ 2,818,040 b,c,d   $1,922,981 b,c
Operating Cash Flow per share excluding    $      0.24 b,c,d   $     0.17 b,c
non-operating items and items not related
  to current operations (12 months) - basic.
  NON-GAAP
Non-cash Adjustments (12 month) GAAP       $   866,708 e       $ 453,753 e
Shares (12 month basic weighted average)
   used in computing per share amounts -
   basic GAAP                               11,945,636        11,630,136
------------------------------------------------------------------------------

Notes: certain items not related to "operations" of the Company net income are listed below.

     a) Non-GAAP - A "Gain on involuntary disposition" of $1,714,261 was the result of a fire that destroyed one of FSI's buildings located in Alberta, Canada. This is not income from operations.

     b) Non-GAAP - Flexible Solutions International purchased 65% of ENP in 4th quarter, 2018 (October 2018). Therefore Operating Cash Flow is adjusted by the Net income or loss of the non-controlling interest in ENP.

     c) Non-GAAP - amounts exclude certain cash and non-cash items: depreciation and stock compensation expense (2019 = $866,708, 2018 = $453,753), interest expense (2019 = $428,371, 2018 = $93,653), interest income (2019 = $80,731, 2018
= $36,843),  gain on investment (2019 = $323,824,  2018 = $(3,281), gain on sale of equipment (2019 = $2,312, 2018 = $N/A), net gain/(loss) on involuntary disposition of equipment (2019 = N/A, 2018 = $1,714,261), write down of inventory (2019 = N/A, 2018 = N/A), deferred income tax recovery (expense) (2019 = $602,421, 2018 = ($100,000), Income tax (2019 = 619,857, 2018 = $533,130), and
Net income attributable to non-controlling interests (2019 = $384,793, 2018 = ($68,551)). See the financial statements for all adjustments.

     d) The revenue and gain from the 50% investment in the private Florida LLC announced in January 2019 is not treated as revenue or profit from operations by Flexible Solutions given the Company only purchased 50% of the LLC. The profit is treated as investment income and therefore occurs below Operating income in the Statement of Operations. As a result the 2019 $323,824 in gains from all investments, including that of the Florida LLC, are removed from the calculation to arrive at Operating Cash Flow. The $3,281 of investment loss for 2018 is also removed to arrive at operating cash flow for that year.

     e) Non-GAAP - amounts represent depreciation and stock compensation expense.

SAFE HARBOR PROVISION

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.

                        Flexible Solutions International
                         6001 54th Ave, Taber, Alberta,
                             CANADA T1G 1X4 Company

Contacts
Jason Bloom
Toll Free:  800 661 3560
Fax: 403 223 2905
E-mail: info@flexiblesolutions.com

If you have received this news release by mistake or if you would like to be removed from our update list please reply to: info@flexiblesolutions.com To find out more information about Flexible Solutions and our products, please visit www.flexiblesolutions.com.

                                  EXHIBIT 99.2

FY 2019 speech

Good morning. I'm Dan O'Brien, CEO of Flexible Solutions.

Safe Harbor provision:

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statements with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.

Welcome to the FSI conference call for Full Year 2019.

Prior to speaking about our financials, I'd like to talk about our corporate condition and product lines plus what we think might occur over the next several quarters.

Covid Virus: The NanoChem Subsidiary, the ENP Subsidiary and the Florida LLC investment are all engaged in producing for the agriculture sector. Therefore, we are currently considered essential services. Production and sales are continuing to meet customer orders. In hindsight, Inventory at Dec 31 2019 was too high. We were expecting growth in all product lines in 2020. Instead, the virus is likely to prevent growth or even cause reduced revenue. We will shrink our inventory and increase our cash position by ordering less inventory than we consume over the coming year.

Insurance compensation from the fire was received in full back in 2018. But, the accounting and tax effects of the payments will continue to distort and complicate our financials until year over year comparisons that do not contain compensation or tax adjustments are available. The first quarter this will occur is Q1 2020. The full year 2020 financials will be comparable to 2019 with no fire payment distortion from 2018.

Our NanoChem division: NCS represents more than 1/2 of the revenue of FSI. This division makes thermal poly-aspartic acid, called TPA for short, a biodegradable polymer with many valuable uses. NCS also manufactures SUN 27(TM) and N Savr 30(TM) which are used to reduce nitrogen fertilizer loss from soil.

TPA is used in agriculture to significantly increase crop yield. The method of action is by slowing crystal growth between fertilizer ions and other ions in the soil resulting in the fertilizer remaining available longer for the plants to use. The attraction between the TPA and the fertilizer ions also retains the nutrients closer to the plant roots. Keeping fertilizer more easily available for crops to use, results in better yield with the same level of fertilization. We do not recommend reducing fertilizer; instead the grower obtains more salable crop per acre farmed and a more profitable operation.

TPA in agriculture has a strong economic value for all links in the sales to end user chain. Even after our margin and the distributor's profits, the grower receives a good return on his investment in our products. TPA is also a biodegradable way of treating oilfield water to prevent pipes from plugging with mineral scale. Our sales into this market are well established and normally grow steadily but slowly. A simple explanation of TPA's effect is that it prevents the scaling out of minerals that are part of the water fraction of oil as it exits the rock formation. Scale must be prevented to keep the oil recovery pipes from clogging.

SUN 27(TM) and N Savr 30(TM) are our nitrogen conservation products. Nitrogen is a critical fertilizer but it is subject to loss through bacterial breakdown, evaporation and soil runoff. Both our nitrogen products are becoming well respected and sales continue to grow. They utilize much more environmentally friendly solvents than some of the competing products.

SUN 27(TM) is used to conserve nitrogen from attack by soil bacterial enzymes while N Savr 30(TM) is directed toward reducing nitrogen loss through leaching and evaporation.

ENP, the October 2018 acquisition: ENP is focused on sales into the greenhouse, turf and golf markets, whereas, our NCS sales are into row crop agriculture - two very distinct markets. We account for ENP as a subsidiary and, as expected, it generated consolidated revenue greater than $8 million in full year 2019. FSI booked annual pretax profits of greater than $1 MM from this division which saw moderate annual growth. The strong quarters for ENP are 2 and 3 to match the US spring and summer. Q3 2019 rebounded well from the weather problems encountered in the spring and ENP is hoping for growth again in 2020 with the caution that it could face sales difficulties as a result of the virus.

Effect of the LLC investment announced in January: This investment generated cash flow and profits starting in 2019 as shown in the financials. The company we invested in ordered substantially more product from us in each quarter of 2019 than it did in 2018. The LLC is focused on international agricultural sales to many countries. Every country is affected differently by the virus so we expect results from the investment to be unpredictable in 2020.

Watersavr(TM): News regarding Watersavr(TM) trials and sales will be released if and when it occurs. As the rest of the company grows, Watersavr(TM) will become less of a focus but will remain available for sale to existing and prospective customers.

The start of 2020

TPA, SUN 27(TM) and N Savr 30(TM) for agricultural use have peak uptake in Q1 and Q2 with early buy volumes occurring in Q4. There was less early buy activity in 2019. 2020 appears to have more focus on just in time ordering which may reduce Q1 sales or pull them into Q2.

Oil, gas and industrial sales of TPA are expected to be flat or mildly down in Q1 compared to the previous year while predictions regarding Q2 are not possible under the circumstances. Like agriculture, our sales to cleaning products and water treatment are considered essential leaving only O&G as a market vertical at significant risk.

Tariffs: Since Sept 30th 2018, many of our raw materials imported from China have included a 10% additional tariff which rose to 25% in 2019. US customers received price increases from us as this inventory entered production. International customers are not charged the tariffs because we are applying for the export rebates available to recover the tariffs. As a result, the accumulating tariff payments to the Government are affecting our cost of goods, our cash flow and our profits negatively until the rebates are received. Rebates are very complicated to apply for and can take many months to arrive. The total dollar amount due back to us has become significant and continues to increase. The rebates will increase profitability and cash flow while decreasing cost of goods for the future quarters in which the rebates are received.

Highlights of the financial results:

Sales for the year increased 54% to $27.44 million, compared with $17.83 million for 2018. The result is a gain of 1.91 MM or 16 cents per share in the 2019 period, compared to a gain of 2.49 MM or 21 cents per share, in 2018. 2018 is not directly comparable due to the fire related payment received that year.

Working capital is adequate for all our purposes and is expected to increase during 2020 as we book retained profit from sales. Effort will be made to reduce inventory and accounts receivable while increasing cash until the effects of the virus become more predictable. We also have a line of credit with BMO Harris Bank of Chicago. We are confident that we can execute our plans with our existing capital. The ENP acquisition was funded with a loan from BMO Harris plus a convertible note to the seller and did not reduce our cash position. The LLC investment in January was made with cash on hand.

The text of this speech will be  available  on our website by  Wednesday,  April
1st.   Email   or  fax   copies   can  be   requested   from   Jason   Bloom  at
Jason@flexiblesolutions.com. Thank you, the floor is open for questions.